Exhibit 10.24

THE HONORABLE VERONICA ALICEA-GALVÁN

Department 21

SUPERIOR COURT OF THE STATE OF WASHINGTON

FOR KING COUNTY

STATE OF WASHINGTON, Plaintiff, v. NAVIENT CORPORATION; NAVIENT SOLUTIONS, LLC; PIONEER CREDIT RECOVERY, INC.; and GENERAL REVENUE CORPORATION, Defendants.	No. 17-2-01115-1 SEA CONSENT DECREE

I.JUDGMENT SUMMARY

1.1 Judgment Creditor	State of Washington
1.2 Judgment Debtors	Navient Corporation; Navient Solutions, LLC; and Pioneer Credit Recovery, Inc.
1.3 Principal Judgment Amount	$9,435,752.69 (representing State of Washington’s share of the amount set forth in Section VI.A, below)
1.4 Post Judgment Interest Rate:	12 percent per annum
1.5 Attorneys for Judgment Creditor:	Julia Doyle Heidi Anderson Kathleen Box Tad Robinson O’Neill Assistant Attorneys General

CONSENT DECREE – 1	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

1.6 Attorneys for Judgment Debtors:

Angel Calfo

Andrew EdCarlow

Calfo Eakes LLP

Mike Kilgarriff

James Patrick Brown

Jennifer G. Levy

Katherine Canning

Spencer Hughes

Saunders McElroy

Daniel P. Kearney, Jr.

Kirkland & Ellis LLP

Michael D. Shumsky

Hyman Phelps & McNamara PC

1.7Plaintiff, the State of Washington (“Plaintiff”), appearing by and through Robert W. Ferguson, its Attorney General (“Washington State Attorney General”), and Defendants NAVIENT CORPORATION, NAVIENT SOLUTIONS, LLC, and PIONEER CREDIT RECOVERY, INC., (hereinafter collectively “Navient Parties”), and GENERAL REVENUE CORPORATION, subsidiary of SinglePoint Group International USA, Inc. (“SinglePoint”) and a former subsidiary of Navient Corporation (“GRC”), have resolved the matters in controversy between them and have consented to the terms of this judgment without trial or adjudication of fact or law, and without any admission or finding of liability or wrongdoing or admission or finding of any violation of law as alleged by Plaintiff and denied by the Navient Parties and GRC. The Signatory Attorneys General, as that term is defined herein below, and the Navient Parties each agree more can be done to improve student loan customer outcomes. The Signatory Attorneys General recognize that the Navient Parties have already developed and implemented many of the servicing practices in this Consent Decree.

1.8The Navient Parties and GRC recognize and state this Consent Decree is entered into voluntarily and without any degree of duress or compulsion.

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1.9The Navient Parties and GRC waive any right they may have to move to set aside this Consent Decree through any collateral attack, and further waive their right to appeal from this Consent Decree.

1.10The Navient Parties and GRC further agree this Court shall retain jurisdiction of this action and jurisdiction over each such party for the purpose of enforcing and modifying this Consent Decree and for the purpose of granting such additional relief as may be necessary and appropriate.

It is hereby ORDERED, ADJUDGED AND DECREED that:

II.DEFINITIONS

A.“Consumer Reporting Agency” shall have the meaning coterminous with the meaning of Consumer Reporting Agency as defined in the Fair Credit Reporting Act, 15 U.S.C. § 1681a(f).

B.“Alternative Repayment Plans” shall mean Income-Driven Repayment Plans and extended and graduated repayment plans.

C.“Effective Date” shall mean the date upon which this Consent Decree is entered by the Court.

D.“FFELP” or “FFEL” shall mean the Federal Family Education Loan Program.

E. “Income-Driven Repayment Plan” or “IDR Plan” shall have the same meaning as promulgated by the United States Department of Education, including the following plans: Revised Pay As You Earn (REPAYE), Pay As You Earn (PAYE), Income-Based Repayment (IBR), Income-Contingent Repayment (ICR), and any similar plan that the U.S. Department of Education later classifies as an income-driven repayment plan.

F.“PSLF” shall mean the Public Service Loan Forgiveness Program, a U.S. Department of Education program intended to encourage individuals to enter and continue in full-time public service employment by forgiving the remaining balance of their qualifying federal student loans after they satisfy certain public service and loan payment requirements.

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G.“TEPSLF” shall mean the Temporary Expanded Public Service Loan Forgiveness Program, a U.S. Department of Education program that provides loan forgiveness for qualifying federal student loan borrowers who made some or all of their requisite monthly PSLF payments under a repayment plan that does not qualify for PSLF.

H. “PSLF LWO” shall mean the Public Service Loan Forgiveness Limited Waiver Opportunity announced by the U.S. Department of Education on October 6, 2021, including any rules, regulations, change orders, or dear colleague letters related thereto.

I.“TLF” shall mean the Teacher Loan Forgiveness Program, a U.S. Department of Education program intended to encourage individuals to enter and continue in the teaching profession by forgiving a specified amount of their qualifying federal student loans after they satisfy certain teaching requirements and meet any other qualifications.

J.“Oversight Committee” shall mean the following Signatory Attorneys General: California, Illinois, Massachusetts, Pennsylvania, and Washington.

K.“Signatory Attorneys General” shall mean the Attorney General representing any state, commonwealth, or district that is a party to this Consent Decree and/or any other substantially similar judgment or decree.

III.FINDINGS

A.This Court has jurisdiction of this subject matter hereof and the parties hereto.

B.Venue is proper in this Court.

C.This Consent Decree is intended to be for the benefit of the Navient Parties and other parties hereto and does not create any other third-party beneficiary rights or give rise to or support any right of action by any consumer or group of consumers or confer upon any person other than the parties hereto any rights or remedies. This document and its contents are not intended for use by any third party for any purpose, including submission to any court for any purpose, unless otherwise ordered by a court of competent jurisdiction.

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D.This Consent Decree does not constitute approval by the Signatory Attorneys General of any of the Navient Parties’ or GRC’s business practices, and none of the Navient Parties or GRC shall make a representation or claim to the contrary. Further, neither the Navient Parties, GRC, nor anyone acting on their behalf shall state or imply, or cause to be stated or implied, that the Signatory Attorneys General or any other governmental unit of the Signatory Attorneys General have approved, sanctioned, or authorized any practice, act, or conduct of the Navient Parties or GRC.

E. Nothing in this Consent Decree shall be construed as relieving the Navient Parties or GRC of their obligations to comply with all state and federal laws, regulations, or rules, or granting the Navient Parties or GRC permission to engage in any acts or practices prohibited by such laws, regulations, or rules.

F.This Consent Decree shall be binding upon and inure to the benefit of each of the Navient Parties and GRC and their successors and assigns.

G.The Navient Parties and GRC are entering this Consent Decree solely for the purpose of settlement, and nothing contained herein may be taken as or construed to be an admission or concession of any violation of law, rule, regulation, other matter of fact or law, or of any liability or wrongdoing. No part of this Consent Decree, including its statements and commitments, shall constitute evidence of any liability, fault, or wrongdoing by the Navient Parties or GRC.

H.This Consent Decree shall not be construed or used as a waiver or limitation of any defense or claim otherwise available to the Navient Parties or GRC in any other action, or of their right to defend against, or make any arguments in, any private individual action, class claims or suits, or any other governmental or regulatory action relating to the subject matter or terms of this Consent Decree, except as specifically provided in Section III.I and Section VII of this Consent Decree.

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I.This Consent Decree shall not be construed or used as a waiver or limitation of any claim or defense that a consumer may have against the Navient Parties or GRC in any other action, except that the Navient Parties and GRC may argue, to the extent permitted by law, that amounts otherwise recoverable in such actions might be set off by amounts remitted to consumers by the Signatory Attorneys General in connection with this Consent Decree; nor shall this Consent Decree be construed to release any claims other than those specified in Section VII.

J.The Signatory Attorneys General, the Navient Parties, and GRC (collectively, the “Parties”) acknowledge that similar resolutions have or will be entered into between the Navient Parties, GRC, and the Signatory Attorneys General for other States, including, without limitation, the States of Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Virginia, West Virginia, Wisconsin, and the District of Columbia. The Parties intend to coordinate the implementation of the terms of these resolutions as may be appropriate and necessary.

K.The Navient Parties and GRC hereby represent and warrant as follows: (1) on July 31, 2019, Asset Performance Group (“APG”), a subsidiary of Navient Corporation and parent company to GRC, sold 100% of GRC’s stock to SinglePoint pursuant to that certain Purchase and Sale Agreement by and between APG and SinglePoint, dated as of May 3, 2019 (the “GRC PSA”); and (2) the GRC PSA excluded GRC’s debt collection services business segment that performs debt collection services for payments under defaulted Federal Family Education Loan Program loans on behalf of Navient Portfolio Management LLC in support of contracts with guaranty agencies pursuant to the Federal Student Financial Assistance Program, which APG transferred to Pioneer Credit Recovery, Inc., on or around July 30, 2019.

L.Any notice or other communication with the Oversight Committee and/or the Signatory Attorneys General required or permitted under this Consent Decree, except

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communications contemplated by Subsection IV.A.2., below, shall be in writing and delivered to the following persons or any person subsequently designated by the parties:

Plaintiff:	Washington State Office of the Attorney General Consumer Protection Division Attention: Julia K. Doyle Assistant Attorney General 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744
Oversight Committee:	California Department of Justice Attn: Amy Chmielewski, Deputy Attorney General 300 South Spring St., Suite 1702 Los Angeles, CA 90013 (213) 269-6000
The Navient Parties:	John Kane President Navient Solutions, LLC 123 Justison Street, Suite 300 Wilmington, DE 19801 With a copy to:
Mark L. Heleen Chief Legal Officer & Secretary Navient Corporation 123 Justison Street, Suite 300 Wilmington, DE 19801
GRC:	Jonathan Finley General Revenue Corporation 4660 Duke Drive, Suite 200 Mason, Ohio 45040 With a copy to:
Ross J. Bextermueller Keating Muething & Klekamp PLL 1 East 4th Street, Suite 1400 Cincinnati, Ohio 45202

CONSENT DECREE – 7	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

IV. SERVICING TERMS

The Navient Parties agree to comply with the terms herein.

A. GENERAL PROVISIONS & DEFINITIONS

1.Scope, Conflict, and Performance.

a.

The terms contained herein (“terms”) apply to the servicing and collections by the Navient Parties, of all federal loans made, guaranteed, or insured under Title IV of the Higher Education Act, 20 U.S.C. § 1078, et seq., and all private education loans as defined by the Truth in Lending Act, 15 U.S.C. § 1650(a)(8), unless otherwise specified.

b.

In each instance in these terms in which the Navient Parties are required to ensure adherence to, or undertake to perform certain obligations, it is intended to mean that the Navient Parties shall: (i) authorize and adopt such actions on behalf of the Navient Parties as may be necessary for the Navient Parties to perform such obligations and undertakings; (ii) follow up on any material non-compliance with such actions in a timely and appropriate manner; and (iii) require corrective action be taken in a timely manner of any material non-compliance with such obligations. Errors on individual borrower accounts shall not be the basis for any claim or found to be material non-compliance for purposes of this Consent Decree. With respect to Navient Corporation, for so long as Navient Corporation remains a holding company and other than any express undertakings, its obligations under the Servicing Terms portion of this Consent Decree shall be limited to adopting and overseeing all

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necessary actions required by the other Navient Parties to perform their obligations hereunder, and causing the other Navient Parties to fulfill their obligations hereunder.
c.

The Navient Parties will cooperate fully with the Signatory Attorneys General as necessary to achieve the goals and carry out the requirements of this Consent Decree and, for a period of five (5) years from the Effective Date, cooperate fully with the Signatory Attorneys General as necessary to monitor compliance with this Consent Decree. For example, the Signatory Attorneys General shall be permitted to make information or document requests to the Navient Parties related to the terms and conditions of this Consent Decree or the compliance herewith. To the extent of the foregoing, the Navient Parties shall cooperate with all such requests and provide any requested information no later than twenty (20) calendar days from the date of the request. In the event that more than twenty (20) calendar days are required to respond to any such request, the applicable Navient Party shall notify the Signatory Attorneys General within ten (10) calendar days of the request, and provide a proposed alternative delivery date. The Navient Party and Signatory Attorneys General shall negotiate in good faith to set a revised delivery date applicable to that request. The Signatory Attorneys General will comply with any applicable confidentiality agreement or protective order.

d.

For a period of five (5) years from the Effective Date, in relation to the terms and conditions of this Consent Decree or the compliance herewith, the Navient Parties will cooperate fully with the Signatory

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Attorneys General to help the Signatory Attorneys General determine the identity and location of any consumer(s) identified by the Signatory Attorneys General from the information within the Navient Parties’ possession or control and/or such loan servicer’s system of record, including promptly responding to requests for personally-identifiable information for any consumer(s). In carrying out the foregoing, the Navient Parties agree to provide such information from the Navient Parties’ servicing systems within fifteen (15) calendar days of the Oversight Committee’s request or, to the extent that such information is in the possession, custody, or control of Maximus Federal Services, Inc. (“Maximus”) or any other third-party entity (“Transferee”), following the novation of the contract to service federal loans owned by the U.S. Department of Education, the Navient Parties shall communicate such request to Maximus or any other Transferee not later than five (5) calendar days after the Oversight Committee makes its request consistent with this paragraph, and to make all reasonable efforts to promptly obtain any required permissions to provide such information from the U.S. Department of Education. The Navient Parties hereby represent and warrant that Maximus and any other Transferee shall be required to reasonably cooperate with the Navient Parties’ requests made in connection with this Consent Decree.

e.

If a Signatory Attorney General determines that any Navient Party is potentially in violation of a provision of this Consent Decree, before initiating any petition for injunctive or monetary relief under this Consent Decree, the Signatory Attorney General (“Notifying

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Party”) shall notify the Navient Party in writing as soon as reasonably practicable. The Navient Parties shall thereafter have forty-five (45) calendar days from receipt of such written notice, or such additional time as the Navient Parties and the Notifying Party agree to in writing, to provide a written response to the Notifying Party. To the extent that a cure may require additional time, the Navient Parties, and the Oversight Committee, acting on behalf of the Notifying Party and each other Signatory Attorney General, shall work together in good faith to agree on a reasonable time period for such cure. The Navient Parties will be considered to have cured a potential violation of this Consent Decree where the Navient Parties: (i) establish the alleged violation was isolated and not likely to recur or implement a procedure or control for avoiding such violation in the future and (ii) remediate any non-de minimis monetary consumer harm for all affected borrowers in the state(s) of each Signatory Attorney General. The Notifying Party and the Oversight Committee, acting on behalf of each of the Signatory Attorneys General, shall determine whether the Navient Parties have satisfied the above elements of any cure, and a determination that the cure is sufficient shall be made in good faith and shall not be unreasonably withheld. The non-notifying Signatory Attorneys General shall be bound by the process described above. In any successful action to enforce this Consent Decree against the Navient Parties, the Navient Parties, jointly and severally, shall bear the Signatory Attorney(s) General’s reasonable costs, including reasonable attorneys’ fees (which shall not include any outside counsel attorneys’ fees).

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f.	Unless otherwise specified herein, the Parties agree to comply with the terms contained herein within six (6) months of the Effective Date.
g.

To the extent the Navient Parties determine that the terms herein conflict with any applicable state or federal law, rule, regulation, guidance from the U.S. Department of Education in the form of a “Dear Colleague Letter,” consent order or agreed final judgment with a government agency, or requirement of a federal contract, including but not limited to any work, task or change order issued under the terms of that contract, these terms shall no longer apply to the extent of such conflict. The Navient Parties agree to document any such conflict and to promptly bring such conflict to the attention of the Oversight Committee.

h.

To the extent that the Navient Parties require approval from the U.S. Department of Education, or any other regulator, to modify communications, notices, or any other practices to comply with the terms herein, they shall promptly seek such approval. Until such approval is received, the Navient Parties are not required to comply with the terms herein to the extent of such conflict.

2.

Interactions with Government Agencies Regarding Consumer Complaints. The Navient Parties shall designate one or more specially-trained advocates with specified contact and mailing information to be the primary contact(s) for any state Attorney General or other state officials charged with assisting student loan borrowers regarding complaints and inquiries from individual borrowers.

3.

Contacts for Government Agencies Relating to PSLF/TEPSLF Related Issues. The Navient Parties will designate Public Service Specialists, as that term is defined in Subsection IV.E.5. below, with specified contact and mailing information to be the primary contact(s) for any state Attorney General or other state officials charged with assisting student loan borrowers. These designated Public Service Specialists will work with any state Attorney General or state officials to resolve both complaints and inquiries relating to PSLF/TEPSLF, including following the complaint investigation and response procedures described in Subsection IV.E.10.

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4.Reporting Requirements.

a.

The Navient Parties shall notify the Oversight Committee of any development or event that may affect obligations arising under these terms including but not limited to, a dissolution, assignment, sale, merger, or other action that would result in the emergence of a successor company; the creation or dissolution of a subsidiary, parent, or affiliate that engages in any acts or practices subject to these terms; the filing of any bankruptcy or insolvency proceeding by or against any Navient Party; or a change in any Navient Party’s name or principal place of business. The Navient Parties must provide this notice no later than fourteen (14) calendar days after such development or event, except for a change in name or principal place of business, which the Navient Parties shall provide at least thirty (30) calendar days beforehand if practicable.

b.

Within twelve (12) months after the Effective Date, and every six (6) months thereafter until thirty-six (36) months after the Effective Date, the Navient Parties shall submit to the Oversight Committee a written progress report demonstrating compliance with the terms of

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this Consent Decree, which report shall be true and correct in all material respects. Should the report demonstrate that the Navient Parties are not in compliance with the obligations under this Consent Decree, the Navient Parties, as applicable, shall submit a remediation plan to the Oversight Committee demonstrating the Navient Parties’ plan to comply with the Consent Decree. The Oversight Committee will provide its objection or non-objection to any remediation plan within sixty (60) calendar days of receipt of the remediation plan. The right of the Oversight Committee, on behalf of any Signatory Attorney General, to object or not object to a remediation plan is in addition to any other lawful means of enforcement under this Consent Decree, and any non-objection under this paragraph shall not waive the right of the Signatory Attorneys General to obtain relief for violations of this Consent Decree in court.

c.

Annually, for any Signatory Attorney General which so requests, for three (3) years after the Effective Date, the Navient Parties shall submit an accurate written report summarizing inquiries and complaints received from borrowers residing in that state concerning PSLF/TEPSLF. This report shall include the results of any investigations conducted pursuant to Subsection IV.E.10 as to why borrowers did not qualify for PSLF/TEPSLF and whether the Navient Parties’ error, misrepresentation, or omission contributed to this result. This report shall also include a summary of the procedures and the results of the call monitoring conducted pursuant to Subsection IV.E.5.d.

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B.PAYMENT PROCESSING

The Navient Parties shall implement or continue their practice(s), as applicable to:

1.

Crediting of Payments. Promptly and accurately credit payments to the borrower’s account not later than the date a mailed payment is received by the applicable Navient Party or by its contractor. This Subsection IV.B.1 shall not be construed to apply to U.S. Department of Education loans for which the Navient Parties do not receive borrower payments.

a.

Changes in the Navient Parties’ Payment Requirements or Policies. If the Navient Parties make any material change to requirements or policies relating to the receiving, processing, or handling of loan payments that affect borrower or cosigner action or any change in the lockbox address, provide written notice of the change to the affected borrowers and/or cosigners, as applicable, no less than thirty (30) calendar days before the effective date of the change.

b.

Grace Period for Payment Non-Compliance. For at least sixty (60) calendar days after the effective date of such change, not impose any late fee, interest accrual other than normal interest, or other charge; furnish negative credit information; cause the loss of any benefit to the borrower or cosigner; or treat any payment that complies with the previous policy as late for any other purpose.

2.	Default Payment Processing Methodology for Loans Grouped for Billing Purposes.
a.	Unless otherwise instructed by the borrower, for any payment or payments in excess of the total amount due across all loans in the

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billing group (“prepayment”), prioritize allocations to loans by the highest interest rate in descending order, provided, however, if multiple loans are at the same highest rate, first to unsubsidized highest rate federal loans and then to subsidized federal loans with that same highest rate.

b.

Unless otherwise instructed by the borrower, for any payment that does not satisfy the total monthly amount due across all loans in the billing group (an “underpayment”), allocate first to the most delinquent loan, then once all loans are brought to the same level of delinquency, to the loan with the lowest regular monthly payment, then according to the payment allocation methodology in Subsection IV.B.2.a., above.

c.

Clearly and conspicuously provide their default application and allocation of prepayments and underpayments methodologies on the applicable Navient Parties’ website(s) and in their billing statements. These notices shall be accompanied by a statement informing the borrower and cosigner that they may instruct the servicer of their loan to use a different payment allocation methodology, and a description of the method(s) by which the borrower or cosigner can make such an instruction.

3.

One-Time and Standing Instructions from Borrowers or Cosigners Regarding Processing Payments. Allow borrowers and cosigners to provide one-time or standing instructions regarding payment allocation on any loan or billing group.

4.	Requirements Related to Payments by Third Parties. Permit borrowers and cosigners to request that a third-party payment made on behalf of, or

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for the benefit of, that borrower or cosigner be reallocated based on the borrower or cosigner’s requested allocation within sixty (60) calendar days of the payment date to the extent permitted by the third-party payor and terms of the applicable promissory note or federal requirements.

5.

Requirements Related to Advancement of Due Date. When a borrower or cosigner submits a payment via the Navient Parties’ online platform that is sufficient to trigger advancement of the current due date and at least one subsequent due date, permit borrowers the choice of either (i) opting out of advancement of the due date, or (ii) electing advancement of the due date.

6.

Conformity to the Terms of Loans owned by the U.S. Department Of Education. In the event that no Navient Party is servicing federal loans owned by the U.S. Department of Education and the Department issues rules, regulations, change orders, or Dear Colleague letters addressing payment processing, application, or methodologies, at the option of the Navient Parties, the Navient Parties may apply such payment processing, application, or methodologies to FFELP Loans serviced by the Navient Parties, and servicing of FFELP Loans in conformity with such rules, regulations, change order, or Dear Colleague Letter shall be deemed compliance with the provisions of Section IV.B.

7.

Terms of Promissory Note. Notwithstanding any specific requirement set forth above, no provision of this Consent Decree shall require the Navient Parties to apply allocation instructions that conflict with the terms of a borrower’s promissory note or federal requirements.

C. FEES

The Navient Parties shall implement or continue their practice, as applicable, to not charge the following fees: fees to enter a forbearance status; late fees assessed on a per-loan basis at a

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fixed-dollar amount; multiple fees for a single late payment; or fees to process payments, unless required by applicable law, rule or regulation or under contract with the owner of the loan where the owner of the loan is authorized to assess such a fee or to the extent that a third-party payment service charges such a fee to process payment.

D.BILLING STATEMENTS & PAYMENT HISTORIES

For a period of five (5) years from the Effective Date, the Navient Parties shall implement or continue their practice, as applicable, to:

1.

Mandatory Billing Statement Notices. Include on every billing statement that any Navient Party sends to a borrower or cosigner, at a minimum, the following information. This information shall also appear on the borrower’s online account.

a.On the account level:

i)	Total amount due (including fees, if applicable), including a breakdown of this amount between the total amount past due and the total current scheduled monthly payment;
ii)	Total outstanding balance on the account, including a breakdown of this amount among fees, interest, and principal;

iii)Fees assessed during the current billing cycle;

iv)	The date by which payment of the regular monthly payment amount must be received to avoid incurring additional late fees in the next billing cycle; and
v)

For federal loan accounts, the name of the borrower’s current repayment plan. If, however, the account is or was previously in an Income-Driven Repayment Plan but payments are no longer being calculated based on income,

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the borrower’s account portal on the applicable Navient Parties’ website(s) will explain this fact and how to find information related to recertifying income and family size or reapplying for income-driven repayment, as applicable.

2.Payment Histories.

a.

Provide a written payment history to a borrower or cosigner upon request or provide the borrower with instructions as to how to access such history on the applicable Navient Parties’ website(s), at no cost to the borrower or cosigner, within thirty (30) calendar days of receiving the request to the extent practicable. The written payment history may be provided to the borrower or cosigner in either electronic or paper format. The payment history shall contain:

i)The current interest rate for the loan(s) at issue;

ii)The original loan amount for the loan(s) at issue;

iii)	The outstanding principal loan balance for the loan(s) at issue as of the date of the request;

iv)The total amount of accrued interest since disbursement;

v)The date the Navient Parties posted each payment;

vi)	The amount of each payment applied to fees, interest, and principal;
vii)	The date any interest was capitalized for the loan(s) at issue, the amount of interest capitalized, and the reason for the capitalization event; and
viii)	The current repayment plan for each such loan.
b.	Where possible, the full payment history for all loans shall be available online. Where the full payment history of one or more

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loans cannot be made available online, the Navient Parties shall ensure that no less than one (1) year of payment history for such loans is available online.

E.BORROWER COMMUNICATIONS FOR FEDERAL LOANS

The provisions of this Section IV.E. apply only to federal loans made, guaranteed, or insured under Title IV of the Higher Education Act, 20 U.S.C. § 1078, et seq. For a period of five (5) years from the Effective Date, the Navient Parties shall implement or continue their practice, as applicable to:

1.

Policies Regarding Oral Communications & Prioritization of Alternative Repayment Plans. Maintain policies and procedures designed to ensure that, before any borrower is placed into deferment or discretionary forbearance, such borrower is informed regarding:

a.

The existence and availability of Alternative Repayment Plans. If the borrower has a loan type that is eligible for an Income-Driven Repayment Plan (including through consolidation), this includes: (i) explaining (1) that IDR Plan payments may be as low as $0 per month depending on the borrower’s income and family size, (2) that most IDR Plans provide potential interest subsidies, and (3) that IDR Plans provide the possibility of loan forgiveness after meeting certain qualifying payments requirements; and (ii) offering to estimate an income-driven payment amount based on the borrower’s stated income and family size;

b.

If applicable, the method for applying for Alternative Repayment Plans, either by: (i) directing borrowers to the applicable Navient Parties’ website(s) for accessing application materials for Alternative Repayment Plans (including, for borrowers who must

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consolidate to access Income-Driven Repayment Plans, a consolidation application); or (ii) by providing the borrower with the toll-free telephone number to call and request a paper copy of the applications; and

c.

The provisions of Subsections IV.E.1.a. and IV.E.1.b., above, shall not apply to deferments or forbearances where enrollment is automatic based upon where the borrower lives or is serving in the military, such as disaster or military forbearances, in the case of deferment due to in-school enrollment, or administrative forbearance due to bankruptcy or disability. The foregoing exception shall apply even where the borrower may have the ability to opt out of such forbearance or deferment.

2.

Alternative Repayment Specialists. Except as provided herein, designate personnel who have received enhanced training consistent with Enhanced Training for Alternative Repayment Specialists outlined in Subsection IV.E.2.b. herein. These specially designated personnel are hereinafter referred to as “Alternative Repayment Specialists.”

a.	Role of Alternative Repayment Specialists. Alternative Repayment Specialists assist borrowers as set forth below regarding Alternative Repayment Plans.
b.

Enhanced Training for Alternative Repayment Specialists. Train agents to provide accurate and timely information regarding Alternative Repayment Plans. The enhanced training for Alternative Repayment Specialists shall include training on:

i)	Alternative Repayment Plans, as well as other options such as forbearance and deferment;

CONSENT DECREE – 21	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

ii)	eligibility for, and features, primary benefits, and primary costs associated with, different Alternative Repayment Plans, as well as forbearance and deferment; and
iii)	actions that the borrower must take to be evaluated for these options, including actions the borrower must take to submit an IDR Plan application or to qualify for Alternative Repayment Plans.
The Navient Parties shall implement and administer testing at least annually to determine the satisfactory completion of the enhanced training with regard to each Alternative Repayment Specialist.
c.	Access to Alternative Repayment Specialists. The following types of borrowers shall be routed to Alternative Repayment Specialists:
i)	Any borrower who is at least sixty (60) calendar days delinquent; or
ii)	Any borrower who is presently enrolled in a discretionary forbearance and has been enrolled in discretionary forbearance for more than six (6) months of the previous twelve (12) months.
d.

Monitoring of Alternative Repayment Specialists. Monitor Alternative Repayment Specialists, including periodic call listening and reviews to monitor the Alternative Repayment Specialists’ compliance with these terms.

e.

Compensation & Incentives for Agents. Not utilize any compensation plan, including any incentive compensation plan, or any penalty, that is intended to minimize the time agents engage in oral communications with borrowers in a manner inconsistent with

CONSENT DECREE – 22	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

this Subsection IV.E.2., or where such a plan or penalty is reasonably foreseeable to have that effect.
f.

Role of Navient Agents Who Are Not Designated Alternative Repayment Specialists. The Navient Parties will continue to require all of their call agents, including those who are not designated Alternative Repayment Specialists, to advise all borrowers of the availability of Alternative Repayment Plans whenever the borrower, or their payment history, indicates that the borrower is experiencing financial hardship and that the nature of the hardship may not be temporary.

3.

Limitations. The requirements that are enumerated in Subsection IV.E.1. shall not prevent any Alternative Repayment Specialist from: (a) providing any information specifically requested by the borrower or responding to any question presented by the borrower, regardless of timing; and (b) respecting a borrower’s request to end the call or to not discuss Alternative Repayment Plans. Nor shall the requirements of Subsection IV.E.1. prevent the Alternative Repayment Specialist from assisting a borrower with any other Request for Assistance, as that term is defined in Subsection IV.J.1. herein; nor apply to any oral communication between an Alternative Repayment Specialist and a borrower in which the sole topic discussed is a recertification of the borrower’s income and family size pursuant to any type of application for an Alternative Repayment Plan.

4.

Policies Regarding Inquiry into Public Service. Maintain policies and procedures designed to ensure that, if a borrower calls the Navient Parties after the Effective Date, a live customer service agent shall inquire at that time, and at least once a year thereafter: (a) whether the borrower is

CONSENT DECREE – 23	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

employed in public service, such as by a government or nonprofit employer; and (b) whether the borrower is interested in learning more about PSLF, TEPSLF or at any time prior to its expiration, the PSLF LWO. The Navient Parties may develop an interactive tool to solicit answers to these questions from borrowers and an individual borrower’s provision of answers through this tool in a given year shall be deemed to be in compliance with this subsection for that year.

a.	If the borrower answers affirmatively, the Navient Parties shall:
i)	place a code on the borrower’s account in accordance with subsection 5(c) below;
ii)

prior to the expiration of PSLF LWO, send the borrowers a link to a U.S. Department of Education website where borrowers can obtain more information about PSLF LWO[1] and after the expiration of PSLF LWO, a link to a U.S. Department of Education website where borrowers can obtain more information on PSLF and TEPSLF[2]; and

iii)	offer to forward those borrowers to, or schedule a call back from, a Public Service Specialist.
b.

If a borrower does not call the Navient Parties by June 30, 2022 or goes a year thereafter without calling the Navient Parties, the Navient Parties shall develop and place a clear and conspicuous notice on the borrower’s online account page informing the borrower that, if they are employed in public service, such as by

[1]	Presently, the relevant URL is: https://studentaid.gov/announcements-events/pslf-limited-waiver
[2]	Presently, the relevant URL is: https://studentaid.gov/manage-loans/forgiveness-cancellation/public-service

CONSENT DECREE – 24	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

a government or nonprofit employer, they can contact a Public Service Specialist to learn more about PSLF, TEPSLF, and, if available, PSLF LWO. Such notice shall also link to a U.S. Department of Education website where borrowers can obtain more information on PSLF, TEPSLF, and, if available, PSLF LWO.

5.

Public Service Specialists. Designate personnel who have received enhanced training, consistent with Enhanced Training for Public Service Specialists described in Subsection IV.E.5.b., below. These special designated personnel are hereinafter referred to as “Public Service Specialists.”

a.

Role of Public Service Specialists. Public Service Specialists shall be available to assist borrowers as set forth below regarding PSLF, TEPSLF, TLF, and PSLF LWO, and respond to complaints concerning these programs as described in Subsection IV.E.10.

b.

Enhanced Training for Public Service Specialists. Regularly train Public Service Specialists to provide borrowers with accurate, complete, and timely information regarding PSLF, TEPSLF, PSLF LWO, and TLF. The enhanced training for Public Service Specialists shall include training on:

i)

PSLF, TEPSLF, PSLF LWO, if available, and TLF, including eligible loan types, steps borrowers can take to obtain an eligible loan type and associated consequences, qualifying employment requirements, qualifying repayment plan requirements and the features of those plans, qualifying payment requirements, features of PSLF, TEPSLF, PSLF LWO, and TLF, forms associated with the programs, the sequence in which forms must be submitted or in which

CONSENT DECREE – 25	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

actions must be taken,  actions that borrowers must take to succeed in pursuing forgiveness, and actions that will hinder borrowers’ eligibility or progress toward forgiveness, common problems that borrowers encounter with the programs, and borrowers’ options for contesting denials and, if relevant to the inquiry, payment count errors;

ii)	TLF’s relationship to PSLF, TEPSLF, and PSLF LWO;
iii)	U.S. Department of Education policy changes that relate to PSLF, TEPSLF, PSLF LWO, and TLF;
iv)

when and where to make appropriate referrals relating to PSLF, TEPSLF, PSLF LWO, and TLF including to any servicer designated by the U.S. Department of Education to administer PSLF, TEPSLF, PSLF LWO, or TLF;

v)

informational resources and tools available from the U.S. Department of Education or other servicers designated by the U.S. Department of Education as a servicer for PSLF, TEPSLF, PSLF LWO, and TLF; and

vi)

actions that the borrower must take to be evaluated for and become eligible for an IDR Plan, PSLF, TEPSLF, PSLF LWO, and TLF including actions the borrower must take to submit an IDR Plan, PSLF, TEPSLF, PSLF LWO, or TLF related application or certification.

The Navient Parties shall implement and administer testing at least annually to determine the satisfactory completion of the enhanced training with regard to each Public Service Specialist.
c.

Access to Public Service Specialists and Public Service Code. The following types of borrowers shall be assigned a public service code and to the extent a borrower is not already speaking to a Public Service Specialist, shall be offered to be routed to, or offered a call back from, a Public Service Specialist:

CONSENT DECREE – 26	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

i)	any borrower with one or more Federal loans serviced and identifiable by the Navient Parties who mistakenly submits a PSLF or TEPSLF certification or application to the Navient Parties;
ii)	any borrower who expresses interest in, indicates an intent to try to qualify for, or requests information about PSLF, TEPSLF, PSLF LWO, or TLF;
iii)

any borrower who, on a call with a Navient Parties’ agent, uses keywords or phrases indicating eligibility, intent, or desire to qualify for or receive more information about PSLF, TEPSLF, PSLF LWO, or TLF;

iv)	any borrower who, on a call with a Navient Parties’ agent, expresses an interest in speaking with a Public Service Specialist; and
v)	any borrower with a complaint, question, or inquiry about PSLF, TEPSLF, PSLF LWO, or TLF.
d.

Monitoring Relating to Public Service. Conduct regular call monitoring and review to evaluate whether questions were prompted and asked; whether calls were transferred to, or scheduled with, Public Service Specialists in compliance with these terms; whether Public Service Specialists complied with these terms; whether Public Service Specialists provided borrowers with complete and

CONSENT DECREE – 27	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

accurate information and advice; and whether the public service code was appropriately entered and maintained in the Navient Parties’ system of record. Monitoring of Public Service Specialists shall also include a review of the time borrowers spend on “hold” or in a queue awaiting contact with a Public Service Specialist. Wait times for Public Service Specialists shall be held to the same requirements or standards that Navient Parties apply to other specialized customer service agents such as military specialists.

e.

Compensation & Incentives for Agents. Not utilize any compensation plan, including any incentive compensation plan, or any penalty, that is intended to minimize the time agents engage in oral communications with borrowers in a manner inconsistent with Subsection IV.E.2., above, or where such a plan or penalty is reasonably foreseeable to have that effect.

6.	Outreach to Borrowers Related to PSLF LWO. The Navient Parties shall develop a notice related to PSLF LWO for all borrowers who have one or more non-Parent PLUS FFELP loans.

a. That notice shall, clearly and conspicuously provide the following information or other information consistent with the rules and requirements articulated by the U.S. Department of Education at the time of the notice, and shall be subject to approval by the Oversight Committee:

(i)	indicate that borrowers who have worked in public service may wish to learn more about PSLF LWO;
(ii)	explain that on Oct. 6, 2021, the U.S. Department of Education announced a change to PSLF program rules for a limited time, and that, under the new rules, prior payments

CONSENT DECREE – 28	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

or periods of repayment that previously did not qualify towards PSLF may now qualify regardless of loan type, repayment plan, or whether the payment was made in full or on time;
(iii)

disclose that this change will apply to student loan borrowers with Direct Loans, those who have already consolidated into the Direct Loan Program, and those who consolidate into the Direct Loan Program by October 31, 2022 (or any other date the U.S. Department of Education may designate), but that the change is not directly applicable to Parent PLUS loans;

(iv)

notify the borrower in offset and bolded type that one or more of the borrower’s federal loans serviced by the Navient Parties are non-Parent PLUS FFELP loans and that before October 31, 2022 (or any other date the U.S. Department of Education may designate), the borrower should (1) verify their loan types; (2) verify that they have employment that is eligible for the program; and (3) in order to qualify for the forgiveness program the borrower must (i) consolidate their loans; and (ii) submit a PSLF form.

(v)	provide a link to a U.S. Department of Education website where borrowers can obtain more information about PSLF LWO;[3]
(vi)	provide contact information for Public Service Specialists; and

[3]	Presently, the relevant URL is: https://studentaid.gov/announcements-events/pslf-limited-waiver.

CONSENT DECREE – 29	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

(vii)	provide contact information for the Federal Student Aid Ombudsman Group.
b.

Outreach to Borrowers by U.S. Mail. For all borrowers who have one or more non-Parent PLUS FFELP loans and who do not receive electronic communications, the Navient Parties shall send one (1) written notice in June of 2022 containing the information enumerated in Subsection IV.E.6.a. to such borrowers’ address on file.

c.

Outreach to Borrowers by Electronic Mail. For all borrowers who have one or more non-Parent PLUS FFELP loans and who receive electronic communications, other than the borrowers subject to Subsection IV.E.6.d. below, the Navient Parties shall send one (1) notice in June of 2022. The notice shall be sent directly to borrowers’ email addresses and not through the borrowers’ Navient portal, and shall contain the information enumerated in Subsection IV.E.6.a.

d.

Outreach to Borrowers Interested in PSLF. For borrowers who, according to the Navient Parties’ servicing records, expressed any interest in PSLF, the Navient Parties shall send three (3) notices, one (1) each in June 2022, July 2022, and September 2022, to all borrowers who have one or more non-Parent Plus FFELP loans and who have agreed to electronic communications. The notice shall be sent directly to borrowers’ email addresses and not through the borrowers’ Navient portal, and shall contain the information enumerated in Subsection IV.E.6.a.

7.

Outreach to Borrowers Related to PSLF & TEPSLF. After the expiration of PSLF LWO, the Navient Parties shall develop a notice and distribute it at least annually to all borrowers who have loan types that do not qualify for PSLF (to the extent that such borrowers can consolidate these loans into a Direct Loan that does qualify or are otherwise not permanently ineligible), are currently enrolled in repayment plans that do not qualify for PSLF, or received a public service code in the Navient Parties’ system of record pursuant to Subsection IV.E.5.c. The notice shall clearly and conspicuously identify each of the borrower’s federal loans in a single notice and indicate whether each loan is a qualifying loan type and whether each is in a qualifying repayment plan. If one or more of the borrower’s loans are not a qualifying loan type, the notice shall identify how the borrower can obtain a qualifying loan type for the one or more loans that are not a qualifying loan type. If one or more of the borrower’s loans are not in qualifying repayment plans, the notice shall: identify qualifying repayments plans and the steps the borrower can take to change to a qualifying repayment plan, and indicate that TEPSLF may cover payments made on the wrong repayment plan. The notice shall clearly and conspicuously indicate that PSLF has other requirements in addition to having a qualifying loan type and repayment plan. The notice shall clearly and conspicuously:

CONSENT DECREE – 30	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

a.

include a web address for a U.S. Department of Education website where borrowers can obtain more information on PSLF and TEPSLF and a link to where they can obtain the PSLF and TEPSLF certification and application;

b.	provide contact information for Public Service Specialists; and
c.	provide contact information for the Federal Student Aid Ombudsman Group.

CONSENT DECREE – 31	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

8.

Changing to Non-Qualifying PSLF Repayment Plans. If a borrower has one or more Direct Loans and a public service code and indicates that they may want to change repayment plans for such Direct Loan(s), the Navient Parties shall offer to transfer the borrower to a Public Service Specialist. Before a borrower changes to a repayment plan that does not qualify towards PSLF via telephone, the Navient Parties will inform the borrower that the chosen plan does not qualify towards PSLF. If a borrower changes or is changed to a repayment plan that does not qualify towards PSLF via means other than telephone, within thirty (30) calendar days of the repayment plan change, the Navient Parties will notify the borrower in writing that the chosen plan does not qualify towards PSLF. This notice shall clearly and conspicuously include a web address for a U.S. Department of Education website where borrowers can obtain more information on PSLF, TEPSLF and PSLF LWO and provide contact information for Public Service Specialists.

9.

Consolidating PSLF Eligible Loans. At any time after the expiration of the PSLF LWO, the Navient Parties will not assist or advise that a borrower consolidate PSLF eligible loans without informing the borrower that consolidation of PSLF eligible loans may result in loss of qualifying payments toward forgiveness on those loans. During that time period, if the Navient Parties send a borrower a consolidation application, they will include with that application a notice that clearly and conspicuously informs the borrower that consolidation of PSLF eligible loans will result in the loss of qualifying payments toward forgiveness on those loans. Prior to the expiration of the PSLF LWO, the Navient Parties may assist or advise

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borrowers that consolidating PSLF eligible loans may not result in the loss of qualifying payments toward forgiveness of those loans and shall accurately describe the terms and conditions of the PSLF LWO.

10.

PSLF Specific Disputes. In response to complaints received by any Navient Party from formerly or currently serviced borrowers concerning PSLF/TEPSLF/PSLF LWO, the Navient Parties shall assign one or more Office of Customer Advocate (“OCA”) specialists who have received enhanced training consistent with Subsection IV.E.5.b. above (“OCA-Public Service Specialists”) to review whether the borrower’s payments did not qualify for PSLF/TEPSLF/PSLF LWO and whether the Navient Parties made a contributing servicing error misrepresentation, or omission. To make this determination, the OCA-Public Service Specialists shall review the account history for all loans, including without limitation, if any, payment records, ECFs, written and electronic correspondence, prior complaints or escalated inquiries, phone calls and recordings, and notes related to phone calls, prior audits in which the borrower’s account was identified as subject to a problem, records from prior servicers that are in the Navient Parties’ possession, and any other information/documentation the Navient Parties typically review. The OCA-Public Service Specialist shall document their findings and communicate those findings and the reasons for those findings to the borrower in writing.

a.

If the Navient Parties are unable to provide evidence disputing a borrower’s complaint that the Navient Parties made a contributing error, misrepresentation, or omission, then the Navient Parties will not dispute that the Navient Parties made such error, misrepresentation, or omission.

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b.

If the Navient Parties find evidence that supports a borrower’s complaint that the Navient Parties made a contributing error, misrepresentation, or omission, then the Navient Parties will acknowledge to the borrower that the Navient Parties made such error, misrepresentation, or omission.

c.

If the immediately foregoing Subsections IV.E.10.a. or IV.E.10.b. apply, the Navient Parties will communicate their findings and the reasons for those findings to the borrower’s current servicer, copying the U.S. Department of Education, and encourage the servicer and the U.S. Department of Education to provide forgiveness or a correction to the borrower’s qualifying payment count if the reason payments were non-qualifying may have related to an error, misrepresentation, or omission.

d.

If the borrower’s complaint relates to having the right loan type but making payments under the wrong repayment plan, then the findings that the Navient Parties provide to the borrower shall include information about the potential relief available under TEPSLF.

e.

If the borrower’s complaint relates to being in the wrong loan program, then the Navient Parties’ findings, if provided to the borrower prior to the expiration of the PSLF LWO, shall include information about the potential relief available under the PSLF LWO and how to access it.

11.

Oral Communications Regarding Amounts Owed. Implement or maintain policies and procedures to disclose to borrowers and cosigners, concurrent with any payment demand, the payment amount required to cure a borrower’s delinquency or avoid negative credit reporting, and to permit

CONSENT DECREE – 34	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

borrowers to pay that amount without requiring borrowers to make any monthly payment prior to its scheduled due date.
12.

Cover Emails Accompanying Electronic Billing Statements. Cover emails from the Navient Parties notifying a borrower with a delinquent federal education loan that an electronic billing statement is available on the applicable Navient Parties’ website(s) shall disclose the steps the borrower can take to learn about Alternative Repayment Plans.

13.

Website Notices of Alternative Repayment Plans. Maintain on the applicable Navient Parties’ website(s) a description of Alternative Repayment Plans and a link to the U.S. Department of Education website where borrowers can obtain more information and apply.

14.

Requirements Related to Recertification of Income and Family Size Under an IDR Plan. For any borrower enrolled in an IDR Plan: At a reasonable time period prior to the then current IDR Plan recertification deadline (“annual deadline”), send written or electronic notices to the borrower regarding the requirement and the deadline to recertify the borrower’s income and family size. Between ninety (90) calendar days and twenty (20) calendar days prior to the borrower’s annual deadline, the Navient Parties shall make no fewer than four attempts to contact borrowers who are enrolled in an IDR Plan but have not submitted an application to recertify income and family size, and shall make at least one additional attempt if the borrower has not submitted an application after the annual deadline date has passed.

15.	Cover Emails Accompanying IDR Plan Recertification Communications. Include in the subject field of any electronic communication relating to an upcoming IDR Plan recertification following

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statement, or a substantially similar statement: “Take Action Now or Your Monthly Payment May Increase.”

F.BORROWER COMMUNICATIONS FOR PRIVATE EDUCATION LOANS

The specific conduct provisions in this Section IV.F apply to servicing and collections of all private education loans (15 U.S.C. § 1650).

1.

Private Student Loan Alternative Repayment Arrangements. The Navient Parties shall not misrepresent the availability of, or requirements or qualifications for, private student loan alternative repayment arrangements.

2.

Properly Evaluating Private Student Loan Alternative Repayment Arrangement Requests From A Borrower. The Navient Parties shall establish policies and procedures and implement them consistently in order to facilitate the evaluation of private student loan alternative repayment arrangement requests.

3.

Oral Communications Regarding Amounts Owed. The Navient Parties shall implement or maintain policies and procedures to disclose to borrowers and cosigners, concurrent with any payment demand, the payment amount required to cure a borrower’s delinquency or avoid negative credit reporting, and to permit borrowers to pay that amount without requiring borrowers to make any monthly payment prior to its scheduled due date.

4.

Oral and Written Communications Regarding Bankruptcy. The Navient Parties shall not inform borrowers that private loans are non-dischargeable in bankruptcy or unlikely to be dischargeable in bankruptcy. The Navient Parties shall establish policies and procedures to ensure that they direct borrowers who raise the issue of bankruptcy to discuss the potential for loan discharge with bankruptcy counsel.

CONSENT DECREE – 36	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

G.COSIGNED LOANS

1.	Cosigner Release. The Navient Parties shall implement or continue their practice, as applicable to:
a.

Notice of Cosigner Release. For all loan accounts that may be eligible for the potential release of a cosigner based upon the terms and conditions of their loans, provide a one-time notice (“Notice of Cosigner Release”) describing: the criteria then in effect for qualifying for cosigner release; an explanation as to what constitutes a consecutive, on-time payment; a web address where the cosigner release application can be accessed and if the notice is electronic, a link thereto; statements that (i) the Navient Parties will evaluate the borrower’s credit history and ability to repay before granting cosigner release and describe the process for applying for cosigner release; (ii) borrowers should check their payment history to determine whether they have met the consecutive on-time payment requirement; (iii) overpayments of more than the monthly payment amount may not count towards cosigner release; (iv) payments made by a borrower’s employer may not count towards cosigner release; and (v) a phone number borrowers can call if they have questions about cosigner release.

b.

Website Publication of Information Related to Cosigner Release. Post the information contained in the Notice of Cosigner Release, described in Subsection IV.G.1.a., on the applicable Navient Parties’ website(s).

c.	Qualifying Payments for Consecutive, On-Time Payments Requirement. In calculating consecutive, on-time payments for

CONSENT DECREE – 37	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

purposes of qualifying for cosigner release, include each consecutive, scheduled principal and interest payment immediately preceding the cosigner release application submission.
i)

Except as defined by the terms of the loan or its promissory note, the following payments qualify for cosigner release: Any on-time payments made within the billing cycle, including payments within the grace period, which would constitute a full principal and interest payment for that billing cycle and shall not include any payments made pursuant to an interest rate reduction program or other program permitting partial or no payment.

ii)

Not restart a borrower’s progress toward meeting the consecutive, on-time payment requirement for cosigner release if, due to a prepayment which resulted in the advancement of a due date, the borrower makes no payment in response to a $0 bill.

d.

Notice Concerning Impact on Certain Payment Arrangements. If a borrower or cosigner requests a change in terms that would restart the borrower’s progress towards meeting the consecutive, on-time payment requirement for cosigner release, notify the borrower in writing of the impact of such an arrangement and provide such borrower the right to withdraw or reverse the request to avoid such impact. If the request for the change in terms is made over the phone or online, the Navient Parties shall inform the borrower or cosigner of the impact of such an arrangement and provide the borrower or cosigner the right to withdraw or reverse the request to avoid such

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impact.
e.

Notice of Incomplete Application for Cosigner Release. If the Navient Parties require a written application to apply for cosigner release and receive an incomplete application, send the borrower a written notice that includes the following information, within thirty (30) calendar days of receipt of such incomplete application:

i)A statement that the application is incomplete;

ii)	The information needed by the Navient Parties to consider the application complete; and
iii)

The date by which the applicant must furnish the missing information after which date the application may be denied, which must be no less than thirty (30) calendar days from which the notification is postmarked or emailed.

2.	Cosigner Release Denial. In the event the Navient Parties deny cosigner release, they will provide the borrower a denial letter that clearly and conspicuously provides the reasons for such denial.

H.PAYOFF

The Navient Parties shall implement or continue their practice, as applicable to:

1.

Online Information Regarding Payoff Process. Maintain a clear and conspicuous description on the applicable Navient Parties’ website(s) of the methods by which a borrower or cosigner may obtain a valid Payoff Statement for a single loan or group of loans.

2.

Controls for Accurate Payoff Statements. Maintain policies and procedures to ensure that each payoff amount communicated to the payoff requestor, whether orally or in a payoff statement, is accurate for the corresponding expiration date stated therein.

CONSENT DECREE – 39	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

3.

Paid in Full Notice. When the Navient Parties receive a payment in good funds equal to or exceeding the amount indicated in the payoff statement for a particular loan or loans, provide within seventy-five (75) calendar days of such receipt, at no cost to the borrower or cosigner, a written or electronic notice to borrowers and any cosigners confirming that no outstanding balance remains on such loan(s).

4.

Notice of Attempt to Pay Off. If the Navient Parties receive a payment greater than or equal to ninety-five (95) percent of the outstanding balance of a borrower’s loan(s) in a group but less than the amount required to pay the loan in full, provide a monthly billing statement to the borrower setting forth, among other items, the remaining unpaid principal balance as of the statement date.

5.

Refund of Overpayments Following Payoff. Remain in compliance with U.S. Department of Education regulations for refunding overpayments following payoff. The Navient Parties shall disclose their policy for refund of overpayments following payoff on the applicable Navient Parties’ website(s).

I.Requirements RELATED TO THE TRANSFER OF SERVICING

The Navient Parties shall implement or continue their practice, as applicable to:

1.

Notice by Transferor Servicer at the Time of Transfer of Servicing. When acting as the Transferor Servicer, as defined in Regulation X, 12 C.F.R. § 1024.31, provide to each borrower and cosigner subject to the transfer a written notice (“Notice by Transferor Servicer”) not less than fifteen (15) calendar days before the effective date of the transfer.

2.	Notice by Transferee Servicer. When acting as the Transferee Servicer, as defined in Regulation X, 12 C.F.R. § 1024.31, provide to each borrower and

CONSENT DECREE – 40	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

cosigner subject to the transfer a written notice (“Notice by Transferee Servicer”) not more than fifteen (15) calendar days after the effective date of the transfer.
3.

Prohibition on Late Fees during Servicing Transfers. During a period covering at least the sixty (60) calendar day period beginning on the effective date of transfer of the servicing of a loan, a payment timely made to the Transferor Servicer may not be treated as late for any purpose by the Navient Parties when acting as the Transferee Servicer.

4.

Transferor Forwarding of Payment Received. To the extent practicable, for at least one hundred twenty (120) calendar days beginning on the effective date of transfer of servicing of a loan, the Navient Parties, when acting as the Transferor Servicer, use reasonable efforts to forward payments received to the Transferee Servicer.

5.

Electronic Fund Transfer Authority. Unless a borrower’s authorizations for recurring electronic fund transfers are automatically transferred to the Transferee Servicer, when acting as Transferee Servicer, the Navient Parties shall make available to a borrower or cosigner whose loan servicing is transferred an online, telephone and written process through which borrowers may make a new authorization for recurring electronic fund transfers.

6.	Certain Transfers Excluded. The following transfers are not assignments, sales, or transfers of loan servicing for purposes of this Section IV.I if there is:
i)	No change in the payee, address to which payment must be delivered, account number, or amount of payment due;

ii)A transfer between affiliates;

CONSENT DECREE – 41	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

iii)	A transfer that results from a merger or acquisition of servicers or subservicers;
iv)	A transfer that occurs between master servicers without changing the subservicer; or
v)	A transfer that occurs pursuant to U.S. Department of Education direction or instruction.
7.

Communication with Borrowers/Transferees on Servicer Transfers Related to PSLF. Notwithstanding the foregoing exclusions, the Navient Parties, when acting as the Transferor Servicer, shall assign Public Service Specialists to handle questions from formerly and currently serviced borrowers, and from Transferee Servicers about billing and payment histories, repayment plans, missing or incomplete loan information, including any information relevant to PSLF and TEPSLF, and shall ensure successful and timely transfer of loan data sufficient for the Transferee Servicer to determine whether the borrower has made qualifying payments for the PSLF or TEPSLF programs while serviced by the Navient Parties. The Navient Parties shall also ensure that the Transferee Servicer receives any information in the Navient Parties possession relevant to such determinations that came from a prior servicer.

J.	REQUESTS FOR ASSISTANCE, ACCOUNT DISPUTE RESOLUTION, AND APPEALS
1.

Requests for Assistance. The Navient Parties shall implement or continue their practice to maintain reasonable policies and procedures for providing readily accessible methods for borrowers or cosigners to submit a request, inquiry or complaint by phone, email, or U.S. mail; and processing, investigating, responding to, and resolving all inquiries, complaints,

CONSENT DECREE – 42	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

account disputes, and requests for documentation (“Request for Assistance”) from borrowers or cosigners in a timely and effective manner.
2.

Appealing Requests for Assistance Outcomes. The Navient Parties shall provide on the applicable Navient Parties’ website(s) a description of how to appeal decisions made by the OCA and a description of the appeal process.

K.POST-DEFAULT COLLECTIONS

The Navient Parties shall implement or continue their practice, as applicable, to:

1.

When discussing the terms and conditions of federal education loan rehabilitation, clearly, conspicuously, and accurately describe the characteristics, requirements, and consequences of each post-default resolution option available to borrowers, including the impact on a borrowers’ credit, the application of collection fees, and the requirements for disability discharge.

V.PRIVATE LOAN RELIEF

A.The Navient Parties shall discharge and forgive a minimum of $1,710,000,000.00 (One Billion Seven Hundred Ten Million U.S. Dollars) of private educational loans meeting the criteria set forth in Appendix A, by following the procedures listed below. The parties hereto acknowledge that only these loans meet the conditions for this relief.

1.

Within thirty (30) calendar days after the execution of this Consent Decree by the Parties, the Navient Parties shall identify private education loans that have the attributes identified in Appendix A, along with the borrower and cosigner’s identifying information, including last address and phone number shown on the Navient Parties’ servicing system, as well as the loan number and outstanding balance as of June 30, 2021, and send the information to the Oversight Committee. Until the actions required by this

CONSENT DECREE – 43	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

Section V are completed, Navient Corporation shall cause the holder of such private education loans to not sell or otherwise transfer any loans that have the attributes described in Appendix A other than as a result of sales or transfers between Navient Corporation and its subsidiaries or affiliates.

2.

Within ninety (90) calendar days after the execution of this Consent Decree by the Parties, Navient Corporation shall cause the holders of such private education loans to proceed to discharge and forgive the current outstanding balances of the loans identified in Subsection V.A.1., above.

3.

Within one-hundred twenty (120) calendar days after execution of this Consent Decree by the Parties, Navient Solutions LLC shall contact, or if Navient Solutions LLC is not the servicer of such private education loans, the Navient Parties shall use their best efforts to cause such servicer to contact, each Consumer Reporting Agency to whom they have reported any loans discharged pursuant to Subsection V.A.2., above, and seek to remove the associated tradeline(s) from the borrower and cosigner’s credit report(s) of the loans identified in Subsection V.A.1., above.

4.

The Navient Parties shall provide borrowers with written notice of the debt relief, which shall be materially similar to the form attached as Appendix B. The notice may be provided electronically if the borrower has consented to receive electronic communications.

5.	The Navient Parties shall cause borrowers to receive a refund of any payments made after June 30, 2021 on the loans discharged pursuant to Subsection V.A.2.

B.The Navient Parties represent and warrant that most of the loans subject to these provisions were made prior to 2009 by then-lending partners or by current or former subsidiaries or predecessors of the Navient Parties. The Navient Parties maintain the position that none of the

CONSENT DECREE – 44	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

Navient Parties originated any of these loans. The Navient Parties represent and warrant that they have the power and authority to discharge these loans.

VI.PAYMENT

After the Navient Parties have paid the amounts described in this Section VI of this Consent Decree, to each of the Signatory Attorneys General and the Settlement Administrator, the Navient Parties shall no longer have any property right, title, interest or other legal claim in those funds.

A.Settlement Payments to Signatory Attorneys General. The Navient Parties shall pay an aggregate settlement payment amount of $142,500,000.00 (One Hundred Forty Two Million Five Hundred Thousand U.S. Dollars) (“Settlement Amount”) related to the conduct or practices that are the subject of this Consent Decree to the Signatory Attorneys General. The Oversight Committee will notify the Navient Parties of the amount to be paid to each Signatory Attorney General, provided, however, that the amount to be paid to and/or for the benefit of the Washington State Attorney General shall be not less than $9,435,752.69 (Nine Million Four Hundred Thirty Five Thousand Seven Hundred Fifty Two and 69/100 U.S. Dollars), inclusive of the amount(s) described in Section VI.B., below. The amount(s) paid to the Washington State Attorney General shall be used at the sole discretion of the Washington State Attorney General for any lawful purpose in the discharge of the Washington State Attorney General’s duties. Payment to the Washington State Attorney General shall be made within ten (10) calendar days of receiving written payment processing instructions from the Washington State Attorney General.

B.Consumer Fund.

No later than ten (10) calendar days after (1) the Effective Date or (2) receiving wire instructions from the Oversight Committee, whichever is later, the Navient Parties shall pay by electronic funds transfer a portion of the Settlement Amount as directed by the Oversight Committee (the “Consumer Fund”) to the settlement administrator selected by the Pennsylvania Office of Attorney General (the “Settlement Administrator”). The Oversight Committee shall have sole discretion concerning the distribution of the Consumer Fund which may include determining

CONSENT DECREE – 45	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

the borrowers serviced or formerly serviced by the Navient Parties who the Oversight Committee believes are entitled to a payment from the Consumer Fund, the nature and amount of such payment, and directing the Settlement Administrator to make payments to these borrowers.

Notwithstanding the establishment of the Consumer Fund, the Navient Parties expressly deny that they caused financial harm to any class of consumers in relation to the Covered Conduct (as defined in Section VII below).

The Consumer Fund shall be used: (1) to distribute funds to borrowers as the Oversight Committee directs, as set forth above, (2) to pay for costs and expenses of the Settlement Administrator, and/or (3) any other lawful purpose. Payments to borrowers are being made to provide remediation for alleged losses the Signatory Attorneys General claim such borrowers experienced as a result of the Navient Parties’ conduct.

The Navient Parties agree to promptly provide the Oversight Committee with all information the Oversight Committee deems necessary to permit the Settlement Administrator to distribute funds to borrowers as directed by the Oversight Committee including, but not limited to, providing relevant borrowers’ full names and any known maiden names, other names, or aliases; last known mailing addresses; last known email addresses and telephone numbers; other prior mailing or email addresses and telephone numbers as requested; social security numbers; and customer identification numbers or loan identification numbers. In carrying out the foregoing, the Navient Parties agree to provide such information from the Navient Parties’ servicing systems within fifteen (15) calendar days of the Oversight Committee’s request or, to the extent that such information is in the possession, custody, or control of Maximus or any other Transferee following the novation of the contract to service federal loans owned by the U.S. Department of Education, the Navient Parties shall make the request for information to Maximus or any other Transferee not later than five (5) calendar days after the Oversight Committee makes its request consistent with this paragraph, and to make all reasonable efforts to promptly obtain any required permissions to provide such information from the U.S. Department of Education. The Navient Parties hereby

CONSENT DECREE – 46	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

represent and warrant that Maximus and any other Transferee shall be required to reasonably cooperate with the Navient Parties’ requests made in connection with this Consent Decree.

After the Settlement Administrator has completed the administration of the Consumer Fund, including making reasonable attempts to contact payees of uncashed checks and waiting a reasonable period of time not less than ninety (90) calendar days, all uncashed checks may be voided. Once such uncashed checks have been voided, these funds shall be distributed to the Signatory Attorneys General based on the state the payee was a resident of according to the data provided by the Oversight Committee. The Settlement Administrator will distribute uncashed funds pursuant to instructions provided by the Signatory Attorneys General. After the Settlement Administrator has distributed the remaining funds from uncashed checks as described in this Section VI, any remaining funds in the Consumer Fund account (including any accrued interest) will be distributed to the Signatory Attorneys General in proportion to the number of borrowers to whom the Settlement Administrator attempted to send a payment, based on borrowers’ state of residence according to the data provided by the Oversight Committee.

Any funds distributed to the Washington State Attorney General by the Settlement Administrator shall be used at the sole discretion of the Washington State Attorney General for any lawful purpose in the discharge of the Washington State Attorney General’s duties.

VII.RELEASE

The Signatory Attorneys General release the Navient Parties and GRC, with their respective past and present subsidiaries, predecessors, successors, agents, owners, employees, officers, trustees, and members (collectively, the “Released Parties”) from all civil claims any Signatory Attorney General could have brought pursuant to the state consumer protection laws of the Signatory Attorneys General and/or 12 U.S.C. §5552, based on the Covered Conduct, as that term is defined below, prior to the Effective Date of this Consent Decree, including any claim under common law, statute, or ordinance, provided that nothing herein is intended to release any claims or impede any rights of the Consumer Financial Protection Bureau (“CFPB”), including

CONSENT DECREE – 47	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

but not limited to its action against the Navient Parties (M.D. Pa. Case No. 17-101, filed January 18, 2017). For the purpose of this Section VII and Sections III.C, III.H, and III.I above, “Navient Parties” includes SLM BankCo (including Sallie Mae Bank and other consolidated subsidiaries), as that term is defined in the Form 10-K filed by Navient Corporation with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2014, but only for conduct occurring on or before April 30, 2014. The Navient Parties have agreed they will not raise this Consent Decree or any of its terms in connection with any claims or defenses made in any action brought by the CFPB, except as specifically provided for in Section III.I above. The Washington State Attorney General executes this release in his official capacity and releases only claims that the Washington State Attorney General has the authority to bring and release.

“Covered Conduct,” as used in this Release, Section VII of this Consent Decree, means the Released Parties’ acts and practices, including representations and omissions to consumers, related to the following student loan servicing, origination, and collection acts or practices, for federal or private student loans, up until the Effective Date, unless otherwise provided herein: (1) communications regarding repayment options; (2) communications encouraging borrowers to contact any Navient Party for assistance repaying loans; or representing that any Navient Party would counsel, help, assist, or otherwise work with a borrower to select a repayment plan; (3) placing federal student loan borrowers in discretionary forbearances; (4) policies or practices related to incentive compensation for employees or agents of the Released Parties responsible for communicating with borrowers telephonically; (5) communications regarding recertification for IDR Plans or other alternative repayment options, and processing or enrollment in any such plan or alternative repayment option; (6) communications, including but not limited to monthly billing or account statements, regarding the amount currently due on an account, the amount due under any future payment plan or contemplated payment plan, pay-off amount, or any use of the phrase “present amount due”; (7) payment processing, including payment allocation and application, and website functionality to control payment allocation and application; (8) instructions provided to

CONSENT DECREE – 48	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

borrowers or cosigners on where to send payments; (9) late fee billing disclosures; (10) communications regarding federal student loan disability discharge, or credit reporting related to federal student loan disability discharge; (11) communications regarding the federal student loan rehabilitation program; (12) communications regarding requirements and eligibility for PSLF; (13) the terms of promissory notes relating to release of cosigners on cosigned loans; (14) communications with borrowers or cosigners regarding the release of cosigners on cosigned loans and/or the acceptance or denial of a cosigner release application; (15) the timing, frequency, or manner of outbound telephone calls to any consumer; (16) communications relating to loan payoffs or deceased cosigners; (17) communications regarding bankruptcy discharge of student loans, late fees, payoff fees, collection fees, or forbearance fees; (18) conduct prior to April 30, 2014 relating to the marketing, origination, processing, underwriting, decisioning, and/or disbursement of private student loans by the Navient Parties, SLM Corporation, and any affiliated entity, subsidiary, or predecessor of those entities involved in the origination of student loans, including but not limited to entry into preferred lender agreements, entry into contracts with institutions of higher education and/or any company operating such institutions, and the origination of private student loans to borrowers who did not qualify for such loans under standard underwriting criteria; and (19) conduct related to the effects of repayment options on FFELP loan securitizations including but not limited to disclosures related to the offering of the underlying securities in such securitizations.

Notwithstanding the foregoing, “Covered Conduct” as used in the Release, Section VII of this Consent Decree, specifically does not include the following: (1) servicing or collection activity related to automatic forbearances or other relief prompted by the COVID-19 pandemic, including without limitation communications related to the impact of any COVID-19 forbearances on PSLF eligibility; (2) automatic forbearances implemented as a result of governmental action, including without limitation in the case of natural disasters; or (3) conduct by GRC occurring on or after July 31, 2019.

CONSENT DECREE – 49	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

APPROVAL BY THE COURT

The Clerk of the Court is ordered to immediately enter the foregoing Consent Decree.

APPROVED FOR FILING and SO ORDERED this ______ day of January, 2022.

HONORABLE VERONICA GALVÁN
King County Superior Court Judge

Presented by:

ROBERT W. FERGUSON

Attorney General

JULIA K. DOYLE, WSBA #43993

HEIDI C. ANDERSON, WSBA #37603

KATHLEEN S. BOX, WSBA #45254

TAD ROBINSON O’NEILL, WSBA #37153

Assistant Attorneys General

800 Fifth Avenue, Suite 2000

Seattle, WA  98104

Attorneys for Plaintiff State of Washington

Dated: ____________________

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CONSENT DECREE – 50	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

For Defendant Navient Corporation

By:  /s/ MARK L. HELEEN

Mark L. Heleen

Chief Legal Officer

13865 Sunrise Valley Drive

Herndon, Virginia 20171

(703) 984-5627

Dated: January 12, 2022

For Defendant Navient Solutions, LLC

By:  /s/ MARK L. HELEEN

Mark L. Heleen

Chief Legal Officer

13865 Sunrise Valley Drive

Herndon, Virginia 20171

(703) 984-5627

Dated: January 12, 2022

For Defendant Pioneer Credit Recovery, Inc.

By:  /s/ JACK FRAZIER

Director
26 Edward St.

Arcade, NY 14009

jack.frazier@navient.com

(585) 492-3414

Dated: January 12, 2022

For Defendant General Revenue Corporation

By:  /s/ JONATHON R. FINLEY

Jonathon R. Finley

Chief Executive Officer

4660 Duke Dr. #200

Mason, OH 45040

Dated: January 12, 2022

CONSENT DECREE – 51	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

APPROVED AS TO FORM; NOTICE OF PRESENTATION WAIVED

CALFO EAKES LLP

By: /s/ Angelo J. Calfo

Angelo J. Calfo, WSBA No. 27079

Dated: January 12, 2022

CONSENT DECREE – 52	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

APPENDIX A:

PRIVATE LOAN RELIEF

The Navient Parties agree to discharge and forgive not less than $1,710,000,000.00 of private education loans meeting the categories and criteria below as of June 30, 2021 (“Debt Relief Forgiveness Date”).

In order to qualify for Categories 1 through 3, below, a private education loan must be charged-off4 as of the Debt Relief Forgiveness Date (“Past Due Status”); and (1) have reached Past Due Status no more than seven years prior to the Debt Relief Forgiveness Date, or (2) be within the applicable statute of limitations based on the borrower’s last known address as of the Debt Relief Forgiveness Date.

If a private education loan has reached Past Due Status more than seven years prior to the Debt Relief Forgiveness Date, but the borrower’s address is unknown or unavailable to determine the appropriate statute of limitations, then the loan is included in each respective Category if the borrower’s last known address is in one of the Signatory Attorney General States, or a military address postal code as of the Debt Relief Forgiveness Date.

The discharged and forgiven amount shall include all outstanding principal, accrued interest, and fees from the Categories 1 through 3 qualifying private education loans made to borrowers with a last known address in one of the Signatory Attorney General States, or a military address postal code.

Category 1 Criteria: All Opportunity & Recourse Loans

•	Any private education loan with an outstanding balance and in Past Due Status as of the Debt Relief Forgiveness Date, originated under an Opportunity or Recourse program, and disbursed after 2002.

Category 2 Criteria: For Profit Schools

•

Any private education loan with an outstanding balance and in Past Due Status as of the Debt Relief Forgiveness Date disbursed by SLM Corporation lenders, subsidiaries, predecessors, successors, and/or its affiliates after 2002 to a borrower attending a for-profit school owned or operated by one of the companies listed below, or under one of the trade names listed below, or any other company as agreed to by and among the Parties:

o	ACT, ABC Training Center of Maryland, TCI
o	Alta College
o	Apollo Group
o	ATI Enterprises

[4]

The Navient Parties’ policy for “Charge-off accounts due to delinquency” requires a loan to be charged-off by the end of the month in which the interest on or principal of that loan becomes 212 days or eight billing cycles past due, whichever is earlier.

CONSENT DECREE – 53	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

o	Bridgepoint Education
o	Career Education Corporation
o	Center for Excellence in Higher Education
o	Corinthian Colleges
o	DeVry University
o	Education Corporation of America (Willis Stein & Partners III, L.P.)
o	Education Management Corporation
o	Globe/MN School of Business
o	Graham Holdings
o	Infilaw Holding
o	ITT Technical Institute
o	Lincoln Tech
o	Marinello School of Beauty
o	Premier Education Group

Category 3 Criteria: Non-traditional

•

Any non-traditional private education loan with an outstanding balance and in Past Due Status as of the Debt Relief Forgiveness Date disbursed by SLM Corporation lenders, subsidiaries, predecessors, successors, and/or affiliates after 2002.

“Non-traditional” as used herein means a private education loan disbursed (1) to a borrower with a FICO score below 670 at origination to attend a private for-profit educational institution; or (2) to a borrower with a FICO score below 640 at origination to attend a public or a private not-for-profit educational institution.

CONSENT DECREE – 54	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

APPENDIX B:

NAVIENT

P.O. Box 9500

Wilkes-Barre, PA 18773-9500

<Borrower Name>

<Borrower Address>

<Borrower Address>

<Borrower Name> one or more of your private student loans has been forgiven.

This forgiveness was granted effective June 30, 2021, as a result of a settlement agreement we reached with your state’s attorney general. The loans included in this settlement are listed below and currently have a $0 balance. Any payments made on these loans after June 30, 2021 will be refunded. Payments made on these loans before June 30, 2021 will not be refunded as part of this process.

Forgiven Private Loans
Loan number	Disbursement date	Original principal	Interest rate	Amount forgiven	Current outstanding balance
$0
$0

Rest assured, the credit bureau agencies have also been notified and any tradelines associated with these loans will be deleted. Please allow 30 days for updates to occur.

Please note: Only the loan(s) listed above have been forgiven. <You still have private student loans serviced by Navient that have a remaining balance – they are listed below for your reference.> You are still responsible for any other federal or private student loans you have taken out that are not listed above.

Navient Private Loans with Outstanding Balance
Loan number	Disbursement date	Original principal	Interest rate	Current outstanding balance

You may still have other private or federal student loans with other servicers.  You may also still have federal student loans serviced by Navient. Making payment arrangements on student loans that have not been forgiven remains your responsibility.

We’re here to help

If you have questions about this notice or loan forgiveness, call or visit us online.  If you are experiencing financial difficulty or have other questions or concerns about your student loan obligations, contact your servicer.

Additional state and federal resources are listed on the following page.

Your loan servicer

CONSENT DECREE – 55	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744

Below is a list of federal and state resources for student loan borrowers.

Agency	Description	Mail or Email Address	Phone	Website
Federal Student Aid (FSA) Ombudsman	Helps resolve complaints about federal student loans.	U.S. Department of Education FSA Ombudsman Group P.O. Box 1843 Monticello, KY 42633	1-877-557-2575	https://studentaid.ed.gov/repay-loans/disputes/prepare/contact-ombudsman
Consumer Financial Protection Bureau (CFPB) Student Loan Ombudsman	Helps resolve complaints about federal and private student loans.	CFPBOmbudsman@cfpb.gov	1-855-830-7880	https://www.consumerfinance.gov/complaint/
State Contact
State Contact
State Contact
State Contact
State Contact
State Contact
State Contact
State Contact
State Contact
State Contact
State Contact
State Contact
State Contact
State Contact
State Contact

CONSENT DECREE – 56	ATTORNEY GENERAL OF WASHINGTON Consumer Protection Division 800 Fifth Avenue, Suite 2000 Seattle, WA 98104-3188 (206) 464-7744